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                                                                   EXHIBIT 11.1


                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES


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

                                                        YEAR ENDED DECEMBER 31,
                                            -------------------------------------------------
                                                1998               1997             1996
                                              --------           --------         --------
Income before extraordinary
 item and cumulative effect of
 a change in accounting principle ......    $  1,937,000        $ 3,269,000       $ 4,332,000

Extraordinary item .....................      (4,890,000)

Cumulative effect of a change in
 accounting principle ..................      (2,035,000)
                                            ------------        -----------       -----------

Net income .............................    $ (4,988,000)       $ 3,269,000       $ 4,332,000
                                            ============        ===========       ===========
Weighted average number of common
 shares outstanding
   - Basic .............................      23,009,000         19,344,000        15,473,000

Shares issuable upon exercise of
 dilutive options and warrants .........       2,237,000          1,859,000         1,437,000

Less shares assumed repurchased ........      (1,391,000)        (1,389,000)       (1,005,000)
                                            ------------        -----------       -----------
Weighted average number of common
 shares outstanding
   - Diluted ...........................      23,855,000         19,814,000        15,905,000
                                            ============        ===========       ===========
Basic earnings (loss) per share:
 Income before extraordinary item and
   cumulative effect of a change in
   accounting principle ................           $ .08              $ .17              $.28
 Extraordinary item ....................            (.21)
 Cumulative effect of a change in
   accounting principle ................            (.08)
                                                  ------             ------             -----
 Net income (loss) .....................            (.21)             $ .17              $.28
                                                  ======             ======             =====
Diluted earnings (loss) per share:
 Income before extraordinary item and
   cumulative effect of a change in
   accounting principle ................           $ .08              $ .16              $.27
 Extraordinary item ....................            (.21)
 Cumulative effect of a change in
   accounting principle ................            (.08)
                                                  ------             ------             -----
 Net income (loss) .....................           $(.21)             $ .16              $.27
                                                  ======             ======             =====

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